UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Apache held on Thursday, May 24, 2012, there were 384,472,564 shares of Apache common stock, par value $0.625 per share, eligible to vote, of which 332,958,818 shares, or 87 percent, were voted. The matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

•	The following nominees for directors were elected to serve three-year terms expiring at the 2015 annual meeting of stockholders, by the majority of shares voted, excluding abstentions:

Nominee	For	Against	Abstentions	Broker Non-Votes
Scott D. Josey	280,644,587	21,458,035	968,417	29,887,779
George D. Lawrence	289,395,192	12,335,101	1,340,746	29,887,779
Rodman D. Patton	290,240,733	11,853,286	977,020	29,887,779
Charles J. Pitman	290,394,751	11,571,380	1,104,908	29,887,779

•	The appointment of Ernst & Young LLP as Apache’s independent auditors for fiscal year 2012 was ratified by the majority of shares voted, including abstentions:

For	Against	Abstentions	Broker Non-Votes
328,575,025	3,320,012	1,063,781	0

•

In a non-binding advisory vote on the compensation of Apache’s named executive officers as disclosed in Apache’s 2012 proxy statement (commonly known as “say on pay”), the compensation of Apache’s named executive officers was approved by the majority of shares voted, including abstentions:

For	Against	Abstentions	Broker Non-Votes
288,639,414	12,300,857	2,127,040	29,891,507

•

Shareholder proposal urging the board of directors to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of Apache’s board of directors was approved by the majority of shares voted, excluding abstentions:

For	Against	Abstentions	Broker Non-Votes
269,726,404	31,724,678	1,615,929	29,891,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: May 29, 2012	/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary